                                                                      Exhibit 20

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
-------------------------------------------------------

Combined Balance Sheets


Unaudited (In thousands, except shares)                                               June 30,        December 31,
                                                                                        1998              1997
                                                                                     ---------         ---------

ASSETS
Investments in real estate
  Land                                                                               $ 137,695         $ 109,308
  Buildings and improvements                                                           692,827           648,571
                                                                                     ---------         ---------
                                                                                       830,522           757,879
  Less - Accumulated depreciation                                                     (122,992)         (113,858)
                                                                                     ---------         ---------
    Total investments in real estate                                                   707,530           644,021

Investment in joint venture                                                              1,610             1,575

Mortgage loans and notes receivable                                                      5,534            30,686

Other assets
  Cash and cash equivalents - unrestricted                                               7,421             2,582
                            - restricted                                                16,959            14,282
  Accounts receivable and prepayments                                                   16,216            20,070
  Investments                                                                            1,624            13,103
  Inventory                                                                              3,299             3,374
  Goodwill, net                                                                         63,899            66,560
  Management and lease agreements, net                                                   3,048             4,113
  Deferred charges and other, net                                                        6,210             6,300
  Unamortized debt issue costs                                                           7,655             7,445
  Other                                                                                  5,947             5,910
                                                                                     ---------         ---------
    Total assets                                                                     $ 846,952         $ 820,021
                                                                                     =========         =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Mortgage loans and notes payable                                                   $ 343,207         $ 313,537
  Senior notes                                                                         100,000           100,000
  Bank loans                                                                            95,294            69,922
  Accounts payable and accrued liabilities                                              41,229            38,000
  Deferred obligations                                                                  10,613            10,807
  Deferred capital gains and other deferred income                                       1,632            10,646
  Other                                                                                                   10,957
                                                                                     ---------         ---------
    Total liabilities                                                                  591,975           553,869
                                                                                     ---------         ---------

Minority interest                                                                        1,047             1,047

Shareholders' equity
  Preferred shares of beneficial interest, $25 liquidation preference,
    2,300,000 shares authorized and 1,349,000 outstanding                               31,737            54,109
  Shares of beneficial interest, $1 par, unlimited authorization, outstanding           31,431            28,179
  Paid-in capital                                                                      191,877           189,272
  Deferred compensation                                                                     (3)           (5,643)
  Foreign currency translation adjustment                                               (1,112)             (812)
                                                                                     ---------         ---------
    Total shareholders' equity                                                         253,930           265,105
                                                                                     ---------         ---------
                                                                                     $ 846,952         $ 820,021
                                                                                     =========         =========

                                                                      Exhibit 20

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
-------------------------------------------------------


Combined Statements of Income


Unaudited (In thousands, except per share data)


                                                           Three Months Ended                          Six Months Ended
                                                                June 30,                                   June 30,
                                                    ----------------------------------         ----------------------------------

                                                    1998                1997                   1998                1997
                                                    --------------      --------------         --------------      --------------

Revenues
  Rents                                             $      80,678       $      56,200          $     159,782       $      75,203
  Interest - Mortgage loans                                   356                 642                    975               1,573
           - Short-term investments                           455                 336                    684                 684
           - Investments                                      110                 124                    300                 124
  Equity in income from joint venture                          11                 247                     35                 584
  Management fees                                              80                 840                    178               1,607
  Other income                                                157                 557                    247               1,293
                                                    --------------      --------------         --------------      --------------
                                                           81,847              58,946                162,201              81,068
                                                    --------------      --------------         --------------      --------------

Expenses
  Property operating                                       56,006              41,792                113,292              48,706
  Real estate taxes                                         3,068               2,277                  6,066               4,616
  Depreciation and amortization                             6,483               4,218                 12,857               7,448
  Interest - Mortgage loans                                 7,124               2,264                 13,992               4,690
           - Senior notes                                   2,218               2,218                  4,437               4,437
           - Bank loans and other                           4,005               1,420                  6,820               2,031
  General and administrative                               17,568               2,823                 20,828               5,028
  Litigation and proxy expenses                             3,917                                      4,848
                                                    --------------      --------------         --------------      --------------
                                                          100,389              57,012                183,140              76,956
                                                    --------------      --------------         --------------      --------------
Income (loss) before capital gains                        (18,542)              1,934                (20,939)              4,112
  Capital gains                                             8,648                                      8,648
                                                    --------------      --------------         --------------      --------------
Net income (loss) before preferred dividend                (9,894)              1,934                (12,291)              4,112
  Preferred dividend                                         (708)             (1,207)                (1,583)             (2,415)
                                                    --------------      --------------         --------------      --------------
Net income (loss) applicable to shares of
  beneficial interest                               $     (10,602)      $         727          $     (13,874)      $       1,697
                                                    ==============      ==============         ==============      ==============


Per share data

Basic weighted average shares                              31,017              23,103                 30,128              21,504
Stock options, treasury method                                  -                 471                      1                 471
Restricted shares, treasury method                             14                 226                     95                 226
                                                    --------------      --------------         --------------      --------------
Diluted weighted average shares                            31,031              23,800                 30,224              22,201
                                                    ==============      ==============         ==============      ==============

Income (loss) applicable to shares of
  beneficial interest before capital gain
  or loss, basic and diluted                        $       (0.62)      $        0.03          $       (0.75)      $        0.08
                                                    ==============      ==============         ==============      ==============
Net income (loss) applicable to shares of
  beneficial interest, basic and diluted            $       (0.34)      $        0.03          $       (0.46)      $        0.08
                                                    ==============      ==============         ==============      ==============


Statement of Comprehensive Income

Unaudited (In thousands)


                                                           Three Months Ended                          Six Months Ended
                                                                June 30,                                   June 30,
                                                    ----------------------------------         ----------------------------------

                                                    1998                1997                   1998                1997
                                                    --------------      --------------         --------------      --------------

Net Income (loss)                                   $     (10,602)      $         727          $     (13,874)      $       1,697

Foreign currency translation adjustment                      (289)                (15)                  (300)                (15)

                                                    --------------      --------------         --------------      --------------
Comprehensive income                                $     (10,891)      $         712          $     (14,174)      $       1,682
                                                    ==============      ==============         ==============      ==============

                                                                      Exhibit 20

Combined Statements of Changes in Cash

Unaudited (In thousands)

                                                                     Three Months                    Six Months
                                                                     Ended June 30,                Ended June 30,
                                                                ------------------------      ------------------------

                                                                   1998           1997           1998           1997
                                                                ---------      ---------      ---------      ---------

Cash provided by operations
  Net income (loss) before preferred dividend                   $  (9,894)     $   1,934      $ (12,291)     $   4,112
  Adjustments to reconcile net income (loss) to net
    cash provided by operations --
      Depreciation and amortization                                 6,483          4,218         12,857          7,448
      Capital gains                                                (8,648)                       (8,648)
      Vesting of restricted shares                                  5,304                         5,304
      Decrease in deferred charges and other, net                    (254)        (3,234)        (1,234)        (3,547)
     (Decrease) increase in deferred income                          (274)           789         (1,296)           789
      Increase in deferred interest on mortgage investments                          (18)            (6)           (83)
      Decrease in deferred obligations                                 (5)            (5)           (10)            (9)
      Net changes in other assets and liabilities                   2,858          2,250         10,885          4,346
                                                                ---------      ---------      ---------      ---------
        Net cash provided (used for) by operations                 (4,430)         5,934          5,561         13,056
                                                                ---------      ---------      ---------      ---------

Cash provided (used for) by investing
  Repayment of mortgage investment and note payable                18,839                        25,045         16,200
  Principal received from mortgage investments                         31             55            113            102
  Proceeds from sale of properties                                  6,042                         6,042          8,988
  Purchase of investments                                          (1,635)                       (1,781)
  Investments in properties                                          (374)                      (60,814)
  Investments in capital and tenant improvements                   (6,976)        (4,946)       (14,238)        (9,089)
  Investment in Impark                                            (11,195)       (36,574)       (11,195)       (36,574)
  Deposit for property acquisitions                                   (40)                         (720)
  Sale of investments                                              13,520                        13,520
                                                                ---------      ---------      ---------      ---------
        Net cash provided by (used for)  investing                 18,212        (41,465)       (44,028)       (20,373)
                                                                ---------      ---------      ---------      ---------

Cash provided by (used for) financing
  (Decrease) increase in short-term loans                         (35,162)                       25,371        (25,800)
  Increase in mortgage loans                                       30,000          2,737         30,000          2,737
  Repayment of mortgage loans - Normal payments                      (981)          (485)        (1,927)        (1,207)
                              - Balloon payments                                  (5,534)                      (13,835)
  Sale of hedge agreement                                             825                           825
  Purchase of First Union shares                                   (1,829)                       (1,829)
  Sale of First Union shares                                        2,594         74,533          2,995        120,998
  Debt issue costs paid                                              (852)          (788)          (960)          (811)
  Dividends paid to shares of beneficial interest                  (3,478)        (2,379)        (6,577)        (4,302)
  Dividends paid to preferred shares of beneficial interest          (709)        (1,207)        (1,916)        (2,455)
                                                                ---------      ---------      ---------      ---------
        Net cash provided (used for) by financing                  (9,592)        66,877         45,982         75,325
                                                                ---------      ---------      ---------      ---------
Increase in cash and cash equivalents                               4,190         31,346          7,515         68,008
Cash and cash equivalents at beginning of period                   20,189         39,613         16,864          2,951
                                                                ---------      ---------      ---------      ---------
Cash and cash equivalents at end of period                      $  24,379      $  70,959      $  24,379      $  70,959
                                                                =========      =========      =========      =========


Income per share of beneficial interest has been computed in accordance with SFAS 128 (Earnings Per Share). SFAS 128 requires that common share equivalents be excluded from the weighted average shares outstanding for the calculation of basic earnings per share. Adjusted shares and per share amounts for 1997 have been restated accordingly.

In May 1998, the registrant sold its investment in the land beneath the Huntington Building in Cleveland, Ohio for $6.0 million resulting in a capital gain of $1.7 million. Additionally, an $18.9 million mortgage investment secured by the Huntington Building was repaid in 1998 resulting in the recognition of a $7.7 million capital gain which was deferred when the building was sold in 1982 since the registrant received the mortgage note as consideration. In June 1998, the registrant sold a forward exchange agreement resulting in a loss of $.8 million. The forward exchange contract was purchased to protect the registrant from foreign currency fluctuations resulting from notes issued in conjunction with the acquisition of Impark.